Exhibit 10.1

OMNIBUS INCENTIVE COMPENSATION PLAN

(As amended and restated through May 17, 2023)

1.       Purpose of the Plan. The purpose of the Plan is to benefit the Company’s stockholders by encouraging high levels of performance by individuals who contribute to the success of the Company and to assist the Company in attracting, motivating, retaining and rewarding talented and experienced Employees, Non-Employee Directors and Consultants by offering them a greater stake in the Company’s success and a closer identity with it. This purpose is to be accomplished by providing Employees, Non-Employee Directors and Consultants with an opportunity to obtain or increase a proprietary interest in the Company and/or by providing Employees, Non-Employee Directors and Consultants with additional incentives to join or remain with the Company.

2.       Definitions. As used herein, the following definitions shall apply:

2.1.       “Award” means a grant of Restricted Stock, Unrestricted Stock, Options, SARs, Deferred Stock, Stock Units, Performance Share Awards or Cash-Based Awards under the Plan.

2.2.       “Award Agreement” means the written agreement, instrument or document evidencing an Award.

2.3.       “Board” means the Board of Directors of the Company.

2.4.       “Cash-Based Award” means an award payable in cash only that is granted to a Participant under Section 12.

2.5.       “Cause” means, unless otherwise provided in an Award Agreement or an Employment Agreement to which the Participant is a party: (i) gross misconduct or gross negligence in the performance of the Participant’s duties to the Company or any of its Subsidiaries; (ii) conviction of a felony or any other crime involving moral turpitude, whether or not relating to the Participant’s employment; (iii) material non-performance or mis-performance of a Participant’s duties; (iv) material violation of policies or procedures established by the Company or any of its Subsidiaries, including, without limitation, the Company’s code of conduct and insider trading policies; (v) habitual unexcused absence from the facilities of the Corporation; (vi) insobriety or use of drugs, chemicals or controlled substances either in the course of performing the Participant’s duties and responsibilities or otherwise affecting the ability of the Participant to perform those duties and responsibilities; (vii) wanton or willful failure to comply with the lawful written directions of the Board or other superiors; or (v) material violation of any Employment Agreement, Award Agreement or any non-compete, non-solicitation, confidentiality or similar covenants or policies with or established by the Company or any of its Subsidiaries.

2.6.       “Change in Control” means the occurrence after the Effective Date of any of the following events:

2.6.1.       The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (each, individually or collectively, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.6.1, the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company or any Subsidiary, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or (4) any Business Combination (as defined in Section 2.6.3) pursuant to which all or substantially all of the individuals and entities who are the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the surviving entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Voting Securities; or

2.6.2.       Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

2.6.3.       Consummation of any reorganization, merger, amalgamation, statutory share exchange or consolidation or other similar corporate transaction involving the Company or a sale or other disposition of all or substantially all, but in no event less than 40%, of the assets of the Company (a “Business Combination”); excluding, however, a Business Combination pursuant to which (A) all or substantially all of the beneficial owners of Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the surviving entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Voting Securities; (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such surviving entity resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of the combined voting power of the outstanding voting securities of such surviving entity entitled to vote generally in the election of directors (or comparable governing body) except to the extent that such ownership existed prior to the Business Combination; and (C) individuals who were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso of Section 2.6.2) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination will constitute at least a majority of the members of the board of directors (or comparable governing body) of the surviving entity resulting from such Business Combination; or

2.6.4.       The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.7.       “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. A reference to any provision of the Code or regulation promulgated thereunder shall include reference to any successor provision of the Code or regulation.

2.8.       “Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 14.

2.9.       “Company” means B&G Foods, Inc., a Delaware corporation, or any successor corporation.

2.10.       “Committee” means the committee designated by the Board to administer the Plan under Section 4. If no such committee has been established or the Board determines it is necessary or advisable, then the Board shall perform the duties of the Committee hereunder. If such a committee is established, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director and an Outside Director. Notwithstanding the foregoing, the Board may designate one or more of its members to serve as a Secondary Committee and delegate to the Secondary Committee authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or section 162(m) of the Code and the regulations thereunder. The Secondary Committee shall have the same authority with respect to selecting the individuals to whom such Awards are granted and establishing the terms and conditions of such Awards as the Committee has under the terms of the Plan.

2.11.       “Consultant” means a consultant, advisor or independent contractor retained by the Company or any of its Subsidiaries.

2.12.       “Covered Employee” means an Employee who is a “covered employee” within the meaning of section 162(m) of the Code, and the rules and regulations thereunder.

2.13.       “Deferred Stock” means Common Stock to be delivered at the end of a Deferral Period and awarded by the Committee under Section 9 of the Plan.

2.14.       “Deferral Period” means the period during which the receipt of Deferred Stock under Section 9 of the Plan will be deferred.

2.15.       “Director” means any individual who is a member of the Board of Directors of the Company.

2.16.       “Disability” means, unless otherwise provided in an Award Agreement or an Employment Agreement to which the Participant is a party, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

2.17.       “Exchange Act” means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.

2.18.       “Employee” means an individual, including officers and directors, who is employed by the Company or any of its Subsidiaries.

2.19.       “Employment Agreement” means any employment or consulting agreement, including without limitation, any change in control, severance or other similar agreement, by and between the Company or any of its Subsidiaries and a Participant, as such agreement is in effect from time to time.

2.20.        “Fair Market Value” means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange or quotation on which the Common Stock is listed or quoted on such date or, if Common Stock was not traded on such date, on the last preceding business day on which the Common Stock was traded.

2.21.       “Incentive Stock Option” means an Option or a portion thereof intended to meet the requirements of an incentive stock option as defined in section 422 of the Code and designated as an Incentive Stock Option.

2.22.       “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Performance-Based Award for a Performance Period if, in the Committee’s sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of a Performance-Based Award. In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Performance-Based Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance-Based Award above the maximum amount payable under Sections 5.2 or 5.3 of the Plan.

2.23.       “Non-Employee Director” means a Director who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act.

2.24.       “Non-Qualified Option” means an Option or a portion thereof not intended to be an Incentive Stock Option and designated as a Non-Qualified Option.

2.25.       “Option” means a right to purchase a specified number of shares of Common Stock at a specified price awarded by the Committee under Section 7 of the Plan.

2.26.       “Outside Director” means a Director who meets the definition of an “outside director” under section 162(m) of the Code.

2.27.       “Participant” means any Employee, Non-Employee Director or Consultant who receives an Award.

2.28.       “Performance Goal” means a goal with respect to the Company, any of its Subsidiaries or affiliates (or any business unit or brand of the Company, any of its Subsidiaries or affiliates) that must be met by the end of the Performance Period specified by the Committee based upon: (i) the price of the Common Stock, (ii) market share, (iii) net sales, (iv) earnings per share, (v) return on equity, (vi) costs, (vii) cash flow, (viii) excess or free cash flow, (ix) return on total assets, (x) return on invested capital, (xi) return on net assets, (xii) operating income, (xiii) net income, (xiv) consolidated earnings before or after taxes (including, without limitation, EBITDA and adjusted EBITDA); (xv) book value per share of Common Stock; (xvi) expense management; (xvii) improvements in capital structure; (xviii) profitability; (xix) maintenance or improvement of profit margins; or (xx) any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of the Company or any of its Subsidiaries or affiliates (or any brand or business unit thereof). The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.

2.29.       “Performance-Based Awards” means Awards that are based upon the attainment of Performance Goals and that are granted in accordance with Section 13 in a manner designed to be deductible by the Company under section 162(m) of the Code (or any successor section thereto).

2.30.       “Performance Period” means the period selected by the Committee during which the performance of the Company, any Subsidiary or any brand or business unit thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

2.31.       “Performance Share Award” means an award subject to such terms and conditions as are specified by the Committee and which is granted to a Participant under Section 11.

2.32.       “Permissible Payment Event” means any of a Participant’s death, Disability, Separation from Service, Change in Control, or specified date or fixed schedule (which specified date or fixed schedule may be based upon the attainment of Performance Goals) specified in an Award Agreement.

2.33.       “Plan” means the B&G Foods, Inc. Omnibus Incentive Compensation Plan herein set forth, as amended from time to time.

2.34.       “Restricted Stock” means Common Stock awarded by the Committee under Section 6 of the Plan that is subject to forfeiture upon the happening of specified events and is subject to such other terms and conditions, including restrictions on transferability, if any, as determined by the Committee in its discretion and the other provisions of the Plan.

2.35.       “Restriction Period” means the period during which Restricted Stock awarded under Section 6 of the Plan is subject to forfeiture.

2.36.       “SAR” means a stock appreciation right awarded by the Committee under Section 8 of the Plan.

2.37.       “Separation from Service” means a Participant’s termination of employment or other separation from service, as applicable, with the Company and its Subsidiaries.

2.38.       “Specified Employee” means a Participant that is a “specified employee” within the meaning of the section 409A of the Code and the regulations thereunder as of the date of such Participant’s Separation from Service.

2.39.       “Stock Unit” means a right that is granted under Section 10 to receive either Common Stock or cash equal to the Fair Market Value of a share of Common Stock.

2.40.       “Subsidiary” means any corporation (other than the Company), partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.41.       “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

2.42.       “Unrestricted Stock” means Common Stock awarded by the Committee under Section 6 of the Plan that is immediately vested at the time of grant and nonforfeitable at all times but is subject to such other terms and conditions, including restrictions on transferability, if any, as determined by the Committee in its discretion and the other provisions of the Plan.

3.        Eligibility. All Employees, Non-Employee Directors and Consultants are eligible to participate in the Plan.

4.       Administration and Implementation of Plan.

4.1.       Administration by the Committee. The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their respective Employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

4.2.       Authority of the Committee. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. Without limiting the generality of the immediately preceding sentence and subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the Employees, Non-Employee Directors and Consultants who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Common Stock, if any, to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; (g) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan, and (h) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable.

4.3.       Additional Terms and Conditions; Award Agreements. The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant’s Separation from Service with the Company or any Subsidiary; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed (except that the Committee may not accelerate the delivery of Deferred Stock). Awards may, in the discretion of the Committee, be evidenced by an Award Agreement. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee. The conditions for grant or vesting and the other provisions of Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant.

4.4.       Action by the Committee. The Committee may act at a meeting only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

4.5.       Allocation and Delegation of Authority. To the extent not prohibited by law, the Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members or other persons, including without limitation, the Secondary Committee and employees of the Company, as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons; provided, however, that only the Committee may select and grant Awards to Participants who are subject to section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

4.6.       Indemnification of the Committee and the Board. The Company shall indemnify and hold harmless the members of the Committee and the Board, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

5.        Shares of Stock Subject to the Plan and Maximum Awards

5.1.       Number of Shares Available for Awards. Subject to adjustment as provided in Section 14, the total number of shares of Common Stock available for Awards under the Plan, whether pursuant to Incentive Stock Options or otherwise, shall be 9,500,000 shares.

5.2.       Annual Award Limit for Options and SARS. Subject to adjustment as provided in Section 14, the maximum number of shares of Common Stock available for Options or SARS that may be granted to any one Participant shall not exceed 900,000 during any fiscal year.

5.3.       Annual Award Limit for Performance-Based Awards. The maximum amount of any Performance-Based Award that may be granted, paid, credited or vested, as applicable, to any one Participant in any fiscal year in the event the Performance-Based Award is paid in shares of Common Stock shall be, subject to adjustment as provided in Section 14, 400,000 shares of Common Stock or, in the event the Performance-Based Award is paid in cash, $2,000,000.

5.4.       Annual Limit on Stock Awards for Non-Employee Directors. The maximum number of shares of Common Stock available for Awards that may be granted to any one Non-Employee Director during any fiscal year shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous fiscal year).

5.5.       Forfeited or Terminated Awards. If any shares subject to an Award are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

5.6.       Treasury Shares. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

5.7.       Corporate Transactions. Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

6.        Restricted Stock and Unrestricted Stock. An Award of Restricted Stock or Unrestricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares, in the case of Restricted Stock, are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

6.1.       Terms. The Committee shall determine all of the material terms of the Award of Restricted Stock or Unrestricted Stock, including, but not limited to, the Restriction Period (in the case of Restricted Stock), the Performance Goals applicable, if any, and the amount, if any, the Participant must pay to receive the Restricted Stock or Unrestricted Stock.

6.2.       Restricted Stock Account. Upon the Award of Restricted Stock, the Committee shall direct that the number of shares of Common Stock subject to such Award be placed in a restricted stock account with the transfer agent and designating the Participant as the registered owner. The shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period. The Participant shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.

6.3.       Restricted Stock Voting Rights. During the Restriction Period, unless otherwise determined by the Committee, the Participant shall have the right to vote the shares of Restricted Stock.

6.4.       Termination of the Restriction Period. Provided that the Restricted Stock has not been previously forfeited, at the end of the Restriction Period, provided that any Performance Goals or other criteria or conditions set forth in the applicable Award Agreement have been satisfied, the restrictions imposed under the Award Agreement shall lapse with respect to the number of shares specified thereunder, and the legend imposed hereunder shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

6.5.       Tax Reimbursement. In the sole discretion of the Committee, an Award Agreement regarding Restricted Stock may provide for a tax reimbursement cash payment to be made by the Company to any Participant in connection with the tax consequences resulting from an Award of Restricted Stock, the lapse of restrictions on any Restricted Stock or the payment by a Participant of any taxes related thereto, subject to such conditions as the Committee may specify.

6.6.       Separation from Service. Except as otherwise provided by the Committee in an Award Agreement, all Restricted Stock with respect to which the Restriction Period has not expired shall be immediately forfeited upon a Participant’s Separation from Service.

7.        Options. Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed exercise price (“Exercise Price”). Options may be either Incentive Stock Options or Non-Qualified Stock Options. The Award Agreement for an Option shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Incentive Stock Option. The grant of Options shall be subject to the following terms and conditions:

7.1.       Exercise Price. The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than (i) 110% of the Fair Market Value of a share of Common Stock on the date of grant in the case of a grant to a Ten Percent Stockholder, or (ii) 100% of the Fair Market Value of a share of Common Stock on the date of grant in the case of a grant to any other Participant, unless in either case the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

7.2.       Option Term. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

7.3.       Vesting. Except as otherwise provided by the Committee in an Award Agreement, 25% of an Option shall become vested and exercisable on each of the first, second, third and fourth anniversaries of the grant date of such Option.

7.4.       Incentive Stock Options. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in section 422 of the Code, and any provisions of an Award Agreement that cannot be so construed shall be disregarded. In no event may a Participant be granted an Incentive Stock Option which does not comply with the grant and vesting limitations prescribed by section 422(b) of the Code. Incentive Stock Options may only be granted to Employees. Incentive Stock Options may not be granted to Non-Employee Directors or Consultants.

7.5.       Method of Exercise. The Exercise Price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise, or such longer or shorter period as may be determined by the Committee from time to time: (a) in cash, check or cash equivalent, (b) with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, (c) with the consent of the Committee in an Award Agreement, in whole or in part in Common Stock held by the Participant and valued at Fair Market Value on the date of exercise, or (d) with the consent of the Committee in an Award Agreement or otherwise, by requesting the Company withhold a number of shares of Common Stock having a Fair Market Value on the date of exercise equal to (i) the product of (x) the Exercise Price multiplied by (y) the number of shares of Common Stock in respect of which the Option is being exercised plus (ii) all applicable required withholding taxes, or (e) by such other method as the Committee may permit in its sole discretion. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock held by the Participant and valued at Fair Market Value on the date the Option is exercised. In such case, the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. An Option may be exercised only for a whole number of shares of Common Stock. If a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering shares of Common Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such shares of Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares of Common Stock from the shares of Common Stock acquired by the exercise of the Option.

7.6.       Separation from Service. Except as otherwise provided by the Committee in an Award Agreement:

7.6.1.       If the Participant has a Separation from Service due to retirement, Disability or death, the unexercised and vested portion of the Option will remain exercisable by the Participant or his or her successors, as the case may be, until the earlier of the end of the 180-day period immediately following the Participant’s Separation from Service or the last day of the term of the Option. Such portion of the Option shall terminate to the extent not exercised within such 180-day period. Any unvested portion of the Option will immediately terminate and be forfeited upon such Separation from Service.

7.6.2.       If the Participant has a Separation from Service due to a termination by the Company for Cause, the Option will immediately expire on the date of such Separation from Service.

7.6.3.       If the Participant has a Separation from Service as a result of any reason other than retirement, Disability, death or for Cause, any unexercised and vested portion of the Option will remain exercisable until the earlier of the end of the 90-day period immediately following such Separation from Service or the last day of the term of the Option. Such portion of the Option shall terminate to the extent not exercised within such 90-day period. Any unvested portion of the Option will terminate and will be forfeited upon such Separation from Service.

8.        Stock Appreciation Rights. SARs give the Participant the right to receive, upon exercise of the SAR, the excess of (a) the Fair Market Value of one share of Common Stock on the date of exercise over (b) the base price of the SAR as determined by the Committee, but which may never be less than the Fair Market Value of a share of Common Stock on the date of grant. The grant of SARs shall be subject to the following terms and conditions:

8.1.       SAR Term. The term of a SAR shall in no event be greater than ten years.

8.2.       Terms and Conditions. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, the method of settlement, form of consideration payable in settlement (whether in shares of Common Stock or cash), method by which Common Stock, if applicable, shall be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

8.3.       Vesting. Except as otherwise provided by the Committee in an Award Agreement, 25% of a SAR shall become vested and exercisable on each of the first, second, third and fourth anniversaries of the grant date of such SAR.

8.4.       Separation from Service. Except as otherwise provided by the Committee in an Award Agreement:

8.4.1.       If the Participant has a Separation from Service due to retirement, Disability or death, the unexercised and vested portion of the SAR will remain exercisable by the Participant or his or her successors, as the case may be, until the earlier of the end of the 180-day period immediately following the Participant’s Separation from Service or the last day of the term of the SAR. Such portion of the SAR shall terminate to the extent not exercised within such 180-day period. Any unvested portion of the SAR will immediately terminate and be forfeited upon such Separation from Service.

8.4.2.       If the Participant has a Separation from Service due to a termination by the Company for Cause, the SAR will immediately expire on the date of such Separation from Service.

8.4.3.       If the Participant has a Separation from Service as a result of any reason other than retirement, Disability, death or for Cause, any unexercised and vested portion of the SAR will remain exercisable until the earlier of the end of the 90-day period immediately following such Separation from Service or the last day of the term of the SAR. Such portion of the SAR shall terminate to the extent not exercised within such 90-day period. Any unvested portion of the SAR will terminate and will be forfeited upon such Separation from Service.

9.       Deferred Stock. An Award of Deferred Stock is an agreement by the Company to deliver to the Participant a specified number of shares of Common Stock at the end of a specified Deferral Period or Periods. Such an Award shall be subject to the following terms and conditions:

9.1.       Terms and Conditions. Upon the Award of Deferred Stock, the Committee shall direct that the number of shares subject to such Award be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the occurrence of a Permissible Payment Event specified in an Award Agreement. In no event shall the delivery of such Deferred Stock be accelerated if to do so would subject the Participant to an additional tax pursuant to section 409A of the Code. Prior to issuance and delivery of the Deferred Stock, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant’s account.

9.2.       Deferral Period Installments. The Deferral Period may consist of one or more installments. Provided that the Deferred Stock has not been previously forfeited, at the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment, shall be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the Award Agreement.

9.3.       Separation from Service. Except as otherwise provided by the Committee in an Award Agreement, all Deferred Stock with respect to which the Deferral Period has not expired shall be immediately forfeited upon a Participant’s Separation from Service.

10.       Stock Units. Stock Units are Awards that represent the right of the grantee to receive a payment upon a Permissible Payment Event specified by the Committee in an Award Agreement equal to the Fair Market Value of a specified number of shares of Common Stock as of the date of grant, vesting date, Permissible Payment Event date or such other date set forth in an Award Agreement. Stock Units shall be subject to the following terms and conditions:

10.1.       Terms and Conditions. The Committee may condition the vesting of Stock Units upon the attainment of a Performance Goal or upon the continued service of the Participant. The Committee may provide in an Award Agreement a limitation on the amount payable in respect of each Stock Unit and/or for the settlement of Stock Units in cash or with Common Stock having a Fair Market Value equal to the payment to which the grantee has become entitled. In no event shall the payment of Stock Units be accelerated if to do so would subject the Participant to an additional tax pursuant to section 409A of the Code.

10.2.       Stock Unit Restriction Period. Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Stock Unit Award for which such Participant’s continued service is required (the “Stock Unit Restriction Period”), and until the later of (A) the expiration of the Stock Unit Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Stock Units.

10.3.       Separation from Service. Except as otherwise provided by the Committee in an Award Agreement, all Stock Units that are unvested upon a Participant’s Separation from Service shall be immediately forfeited upon such Participant’s Separation from Service.

11.       Performance Share Awards. A Performance Share Award is an Award entitling the recipient to receive shares of Common Stock upon a Permissible Payment Event, including, without limitation, the attainment of Performance Goals during a Performance Period as specified in the Award Agreement. Performance Share Awards shall be subject to the following terms and conditions:

11.1.       Terms and Conditions. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the Performance Goals applicable under each such Award, the Performance Periods, the price, if any, to be paid by the Participant for such Performance Shares upon the achievement of the Performance Goals, and all other limitations and conditions applicable to the Performance Share Awards. In no event shall the payment of a Performance Share Award be accelerated if to do so would subject the Participant to an additional tax pursuant to section 409A of the Code.

11.2.       Rights as a Stockholder. A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Common Stock actually received by the Participant upon satisfaction of all conditions specified in the Award Agreement evidencing the Performance Share Award and not with respect to shares subject to the Award but not actually received by the Participant.

11.3.       Separation from Service. Except as otherwise provided by the Committee in an Award Agreement, all Performance Share Awards that are unvested upon a Participant’s Separation from Service shall be immediately forfeited upon such Participant’s Separation from Service.

12.       Cash-Based Awards.

12.1.       Terms and Conditions. The Committee, in its sole discretion, may grant Awards to Participants denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine, including, but not limited to, vesting conditions. Each such Cash-Based Award shall specify a payment amount, payment formula or payment range as determined by the Committee. The Award Agreement shall set forth the Permissible Payment Event on which the Cash-Based Award shall be settled. In no event shall the payment of a Cash-Based Award be accelerated if to do so would subject the Participant to an additional tax pursuant to section 409A of the Code.

12.2.       Separation from Service. Except as otherwise provided by the Committee in an Award Agreement, all Cash-Based Awards that are unvested upon a Participant’s Separation from Service shall be immediately forfeited upon such Participant’s Separation from Service.

13.       Performance-Based Awards.

13.1.       General. The purpose of this Section 13 is to provide the Committee the ability to design any Award so that the amounts or shares payable or distributed pursuant to such Award qualify as “performance-based compensation” under section 162(m) of the Code. For purposes of Performance-Based Awards granted to Covered Employees, the provisions of this Section 13 shall apply in addition to and, where necessary, in lieu of the provisions of the other provisions of this Plan. Only Covered Employees shall be subject to the restrictions contained in this Section 13 and only with respect to Awards intended to be Performance-Based Awards.

13.2.       Establishment of Performance Goals for Covered Employees. The Committee will, in its sole discretion, designate within the earlier of the (a) first 90 days of a Performance Period and (b) lapse of 25% of the period of service to which the Performance Goals relate, which Covered Employees will be Participants for such period. However, designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Section 13. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employee as a Participant in such period or in any other period.

13.3.       Discretion of Committee with Respect to Performance-Based Awards. With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the types of Awards to be issued, the kinds and/or levels of the Performance Goals, whether the Performance Goals are to apply to the Company or any one or more subunits thereof. Within the earlier of (a) the first 90 days of a Performance Period and (b) the lapse of 25% of the period of service, and in any event while the outcome is substantially uncertain, the Committee shall, with regards to the Performance-Based Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section and record the same in writing.

13.4.       Conditions to Receipt of Performance-Based Awards. Except as otherwise provided in such Participant’s Employment Agreement, a Participant shall be eligible to receive a Performance-Based Award for a Performance Period only to the extent that the Performance Goals for such period are achieved. In addition, unless otherwise provided in the relevant Award Agreement or Employment Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance-Based Award for such Performance Period.

13.5.       Modification of Performance Goals. The Committee, in its sole discretion, may modify the Performance Goals for Performance-Based Awards applicable to a Performance Period, provided that such modification is made only to reflect a change in the capitalization of the Company or a Subsidiary, such as a stock split or dividend, or a corporate transaction, such as a merger, any consolidation of the Company or a Subsidiary into another corporation, any separation of the Company or a Subsidiary (including a spinoff or other distribution of stock or property), any reorganization of a the Company or a Subsidiary, or any partial or complete liquidation of the Company or a Subsidiary.

13.6.       Certification of Performance; Negative Discretion. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the period. The Committee shall then determine the actual size of each Participant’s Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate, to reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

13.7.       Timing of Performance-Based Award Payments. Performance-Based Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following the completion of the certifications required by Section 13.6.

14.       Adjustments to Shares, Terms and Conditions and Performance Goals.

14.1.       Adjustments to Shares. In the event that the Committee shall determine that any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, and (iv) the exercise or grant price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would cause the Plan to violate section 422 of the Code with respect to Incentive Stock Options or that would adversely affect the status of any Performance-Based Award.

14.2.       Adjustments to Terms and Conditions and Performance Goals. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of any unforeseen events or changes in circumstances, or in response to changes in applicable laws, regulations, accounting principles or otherwise. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Award to the extent that such adjustment would adversely affect the status of the Award as a Performance-Based Award.

15.       Section 409A.

15.1.       General. To the extent determined necessary or advisable by the Committee in its sole discretion, Awards hereunder shall be interpreted to the extent possible to comply with the provisions of section 409A of the Code (or avoid application of such Code section), to the extent applicable. Participants shall be deemed to consent to any changes to Awards that the Board determines are necessary or advisable to comply with the provisions of section 409A of the Code. Adjustments made pursuant to Section 14 shall, to the extent determined necessary or advisable in the sole discretion of the Committee, be made in compliance with the requirements of section 409A of the Code or, if applicable, to avoid application of section 409A of the Code.

15.2.       Specified Employees. Notwithstanding anything set forth in the Plan or an Award Agreement to the contrary, if any Award pursuant to Section 6, 9, 10, 11 or 12 that is scheduled to be paid or delivered to a Participant that is a Specified Employee upon such Participant’s Separation from Service would subject such Participant to any tax, interest or penalty imposed under section 409A of the Code if such Award were paid or delivered to such Participant within six months after such Separation from Service, then such Award shall not be paid or delivered to such Participant until the date which is six months and one day after the date of Participant’s Separation from Service or, if earlier, the date of Participant’s death following such Separation from Service (the "Delayed Payment Date"). All such amounts that would, but for this Section 15.2, become payable or deliverable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date without interest.

16.       Dividends and Dividend Equivalents.

16.1.       General. If an Award is granted in the form of Restricted Stock, Deferred Stock, Stock Units or Performance Share Awards, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine in the Award Agreement. The Award Agreement may provide, in the Committee’s discretion, that dividends or dividend equivalents that are not paid currently accrue interest, be reinvested into additional shares of Common Stock or be credited as additional Restricted Stock, Deferred Stock, Stock Units or Performance Shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

16.2.       Reinvestment of Dividends. Reinvestment of dividends paid in accordance with Section 16.1 in additional Awards payable in Common Stock shall only be permissible if sufficient shares of Common Stock are available for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares of Common Stock are not available for such reinvestment or payment, such reinvestment or payment shall, as set forth in the Award Agreement, be either payable immediately in cash or made in the form of a grant of Stock Units equal in number to the shares that would have been obtained by such payment or reinvestment, the terms of which Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Stock Units.

17.       Change in Control.

17.1.       Full Vesting. Except to the extent the Committee specifically establishes otherwise in an Award Agreement, immediately upon the occurrence of a Change in Control: (a) any Options and SARs outstanding which are not then exercisable and vested shall become fully exercisable and vested; (b) the Restriction Period applicable to any Restricted Stock shall lapse; (c) the Deferral Period applicable to any Deferred Stock shall lapse; (d) all Stock Units, Performance Share Awards and Cash-Based Awards shall vest in full and any conditions applicable thereto shall be deemed satisfied; (e) all Performance Goals applicable to any Award shall be deemed to have been met at 100% of target; and (f) the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

17.2.      Options and SARs. With respect to all Options or SARs that are unexercised and outstanding upon a Change in Control, the Committee may, in its sole discretion in an Award Agreement or otherwise, provide for one or more of the following:

17.2.1.       such Options or SARs shall be cancelled in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying an Option or SAR (to the extent such Option or SAR is exercisable at such time) as of the date of the Change of Control over the Exercise Price of the Option or SAR. If the Fair Market Value of the Common Stock underlying an Option or SAR does not exceed the Exercise Price, then the Option or SAR may be cancelled without any payment; and/or

17.2.2.       such Options or SARs shall be terminated immediately prior to the Change of Control, if the Participant fails to exercise the Option or SAR (to the extent such Option or SAR is exercisable at such time) within a specified period (of at least seven days) following the Participant’s receipt of a written notice of such Change of Control and of the Company’s intention to terminate the Option or SAR prior to such Change of Control; and/or

17.2.3.       such Options or SARs shall be assumed by the successor corporation, and shall be substituted with options involving the common stock of the successor corporation with equivalent value and with terms and conditions substantially similar to those Options or SARs granted by the Company.

17.3.       Restricted Stock, Deferred Stock, Stock Units or Performance Share Awards. With respect to Restricted Stock, Deferred Stock, Stock Units or Performance Share Awards, the Committee may, upon a Change in Control, in its sole discretion in an Award Agreement or otherwise, provide for one or more of the following:

17.3.1.       such Award shall be cancelled in exchange for a payment in cash or Common Stock in an amount equal to the Fair Market Value of the applicable Award; and/or

17.3.2.       such Award shall be assumed by the successor corporation, and shall be substituted with a similar award involving the common stock of the successor corporation with equivalent value and with terms and conditions substantially similar to the applicable Award awarded by the Company.

17.4.       Cash-Based Awards. With respect to Cash-Based Awards, the Committee may, upon a Change in Control, in its sole discretion in an Award Agreement or otherwise, provide for one or more of the following:

17.4.1.       all or a portion of the Cash-Based Award shall be settled in an amount to be determined by the Committee in its sole discretion; provided, that notwithstanding anything in the Plan to the contrary, the Committee may determine, in its sole discretion, the portion of any Cash-Based Award that is a Performance-Based Award to be settled and/or payable; and/or

17.4.2.       such Cash-Based Award shall be assumed by the successor corporation, and shall be substituted with a cash-based award with equivalent value and with terms and conditions that are substantially similar to those of the substituted Cash-Based Award awarded by the Company.

18.       Amendment and Termination.

18.1.       Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (a) such action would increase the number of shares subject to the Plan, (b) such action results in the “repricing” of any Option or SAR otherwise than in accordance with Section 14.1, or (c) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted; provided, however, that, subject to Section 15, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto.

18.2.       Amendment and Termination of Awards. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, subject to Section 18.4, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award; provided, further, however, that each Participant shall be deemed to have consented to any amendments to an Award to the extent necessary for that Award to satisfy Section 15.

18.3.       Substitution of Awards. The Committee may, without the consent of any Participant, substitute any Award granted under the Plan which by its terms is intended to be settled in shares of Common Stock for any other type of Award intended to be settled in shares of Common Stock, including without limitation, the substitution of SARs intended to be settled in shares of Common Stock for Options; provided, however, that the terms of the substituted Award and the economic benefit of the substituted Award are substantially similar to the terms and economic benefit of the Award being replaced.

18.4.       Performance Goals. The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, except, with respect to Performance-Based Awards, to the extent that any such adjustment to a performance condition would adversely affect the status of such Award as a Performance-Based Award.

19.       No Right to Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary. For purposes of this Plan, transfer of employment between the Company and its Subsidiaries shall not be deemed a termination of employment or service, and, to the extent provided by the Committee, change in status between an Employee, Consultant and/or Non-Employee Director shall also not be deemed a termination of employment or service.

20.       Taxes.

20.1.       Withholding. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or the Subsidiary and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, provided that in the event the Company withholds or receives Common Stock or other property, the amounts withheld may not exceed minimum statutory withholding requirements.

20.2.       No Tax Advice or Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, and the Committee, makes any representation, commitment, or guarantee that any particular specific or favorable tax treatment, including, but not limited to, federal, state and local income, excise, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan. All taxes are the responsibility of the Participant, who should consult his or her tax advisor.

21.       Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee. Once issued, the shares of Common Stock received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to: (i) the transfer restrictions on Restricted Stock in Section 6 above, (ii) the restrictions, if any, that may be imposed by the Committee in an Award Agreement, and (iii) the restrictions imposed by the Securities Act of 1933, Section 16 of the Exchange Act and the Company’s Insider Trading Policy, each as amended from time to time.

22.       Plan is Unfunded. It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

23.       No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

24.       International Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of the laws in countries outside the United States in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Persons (if any) employed by the Company outside the United States should participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Eligible Persons, and (iii) establish sub-plans, modified Option exercise procedures and other Award terms, conditions and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws in such countries outside the United States in order to assure the lawfulness, validity and effectiveness of Awards granted under the Plan and to the extent such actions are consistent with the Committee’s authority to amend the Plan absent shareholder approval pursuant to Section 18.1.

25.       Securities Law Requirements.

25.1.       No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

25.2.       The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. Such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

26.       Data Protection. By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan

27.       Fractional Shares. The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

28.       Governing Law. To the extent that Federal laws do not otherwise control, the validity and construction of the Plan and any Award Agreement entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the choice of law principles thereof.

29.       Effective Date; Shareholder Approval. The Plan in its original form became effective on May 6, 2008, the date on which it was initially approved by the Company’s stockholders, and became effective in its amended form upon the approval of certain amendments by the Company’s stockholders on May 18, 2010. The Plan, as amended and restated herein, was adopted by the Board on March 31, 2017 subject to the approval by a majority of the Company’s stockholders present and entitled to vote at the May 23, 2017 annual meeting of the Company and is continued in effect. This amendment and restatement of the Plan shall apply to Awards made after May 23, 2017 and, except to the extent it would adversely affect the rights of Participants with respect to Awards made prior to such date or be a “material modification” of such Awards within the meaning of Code Section 409A, shall also apply to Awards outstanding as of May 23, 2017.

30.       Termination. No Awards under the Plan shall be made after May 23, 2027.